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                                                             EXHIBIT 4.3



                          WARRANT AGREEMENT

                                among

                      BIO-RAD LABORATORIES, INC.

                                 and

                    BANC ONE CAPITAL MARKETS, INC.,
                      Individually and as Agent




                    Dated as of September 30, 1999

                           TABLE OF CONTENTS

                                                                         Page
        SECTION 1.  Warrant Certificates. . . . . . . . . . . . . . . . . 1
        SECTION 2.  Execution of Warrant Certificates . . . . . . . . . . 1
        SECTION 3.  Registration  . . . . . . . . . . . . . . . . . . . . 2
        SECTION 4.  Registration of Transfers and Exchanges . . . . . . . 2
        SECTION 5.  Warrants; Exercise of Warrants  . . . . . . . . . . . 4
        SECTION 6.  Payment of Taxes  . . . . . . . . . . . . . . . . . . 6
        SECTION 7.  Mutilated or Missing Warrant Certificates . . . . . . 6
        SECTION 8.  Reservation of Warrant Shares . . . . . . . . . . . . 7
        SECTION 9.  Obtaining Stock Exchange Listings . . . . . . . . . . 7
        SECTION 10.  Adjustment of Exercise Price and Number
                         of Warrant Shares Issuable . . . . . . . . . . . 8
                    (a)     Adjustment for Change in Capital Stock  . . . 8
                    (b)     Adjustment for Rights Issue . . . . . . . . . 9
                    (c)     Adjustment for Other Distributions  . . . . . 10
                    (d)     Adjustment for Common Stock Issue   . . . . . 11
                    (e)     Adjustment for Convertible Securities Issue . 13
                    (f)     Current Market Price    . . . . . . . . . . . 15
                    (g)     Consideration Received  . . . . . . . . . . . 16
                    (h)     When De Minimis Adjustment May Be Deferred  . 16
                    (i)     When No Adjustment Required   . . . . . . . . 17
                    (j)     Notice of Adjustment  . . . . . . . . . . . . 17
                    (k)     Voluntary Reduction   . . . . . . . . . . . . 17
                    (l)     Reorganization of the Company   . . . . . . . 17
                    (m)     When Issuance or Payment May Be Deferred  . . 18
                    (n)     Adjustment in Number of Shares    . . . . . . 18
                    (o)     Form of Warrants    . . . . . . . . . . . . . 19
                    (p)     Regulation Y Limitations    . . . . . . . . . 19
        SECTION 11.  No Dilution or Impairment  . . . . . . . . . . . . . 20
        SECTION 12.  Fractional Interests . . . . . . . . . . . . . . . . 21
        SECTION 13.  Notices to Warrant Holders . . . . . . . . . . . . . 21
        SECTION 14.  Registration Rights  . . . . . . . . . . . . . . . . 23
                    (a)     Intentionally omitted . . . . . . . . . . . . 23
                    (b)     Demand Registration   . . . . . . . . . . . . 23
                    (c)     Piggy-Back Registration . . . . . . . . . . . 24
                    (d)     Registration Procedures . . . . . . . . . . . 26
                    (e)     Indemnification . . . . . . . . . . . . . . . 29
                    (f)     Certain Definitions . . . . . . . . . . . . . 32

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        SECTION 15.  Notices to Company and Warrant Holder  . . . . . . . 33
        SECTION 16.  Warrant Agent  . . . . . . . . . . . . . . . . . . . 34
        SECTION 17.  Supplements and Amendments . . . . . . . . . . . . . 35
        SECTION 18.  Successors . . . . . . . . . . . . . . . . . . . . . 35
        SECTION 19.  Termination  . . . . . . . . . . . . . . . . . . . . 35
        SECTION 20.  Governing Law  . . . . . . . . . . . . . . . . . . . 35
        SECTION 21.  Benefits of This Agreement . . . . . . . . . . . . . 35
        SECTION 22.  Counterparts . . . . . . . . . . . . . . . . . . . . 35

              This WARRANT AGREEMENT is dated as of September 30, 1999 and entered into by and among Bio-Rad Laboratories, Inc., a Delaware corporation (the "Company"), and Banc One Capital Markets, Inc. ("BOCM"), individually and as Agent on behalf of the Lenders under the Bridge Loan Agreement referred to below (the Agent ).

              Terms defined in the Senior Subordinated Credit Agreement (the "Bridge Loan Agreement") dated as of the date hereof among the Company, the Agent and the Lenders, unless defined herein, are used as defined in the Bridge Loan Agreement. Certain other capitalized terms used herein are defined in Section 14(f) hereof.

              WHEREAS, the Company proposes to issue Warrants, as hereinafter described (the "Warrants"), to purchase up to 10% of the total number of fully-diluted shares of capital stock of the Company, which Warrants may be exercised to purchase shares of Class A Common Stock, par value $1.00 per share (the "Common Stock"), of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares") in connection with the borrowing of $100 million of senior subordinated loans under the Bridge Loan Agreement and/or the refinancing of such borrowings with each Warrant entitling the Holder thereof to purchase one Warrant Share.

              NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

              SECTION 1. Warrant Certificates. The certificates evidencing the Warrants (the "Warrant Certificates") shall be issued in registered form only and shall be substantially in the form set forth in Exhibit A-1 attached hereto with respect to the initial Warrants issued by the Company and deposited into escrow on the Closing Date and shall be substantially in the form of Exhibit A-2 attached hereto with respect to the Warrants from time to time released from escrow on each Warrant Release Date, in each case as contemplated by and in accordance with the Escrow Agreement.

              SECTION 2. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant

  Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for the purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he or she shall have ceased to hold such office.

              In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Company, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

              SECTION 3. Registration. The Company shall number and register the Warrant Certificates in a register as they are issued. Warrants shall be issued on the Closing Date and released from escrow, in each case in accordance with Section 12 of the Bridge Loan Agreement. The Company may deem and treat the registered holder(s) of the Warrant Certificates (the "Holder(s)") as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and shall not be affected by any notice to the contrary. The Company shall act as the registrar for the Warrants.

              SECTION 4. Registration of Transfers and Exchanges. Concurrent with the surrender of any outstanding Warrant Certificate(s) accompanied by a written instrument or instruments of transfer substantially in the form of Exhibit B hereto, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, the Company shall promptly register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company and promptly issue a new Warrant Certificate in the name of the transferee(s). The surrendered Warrant Certificate(s) shall thereupon be cancelled and disposed of by the Company.

              Each of the Holders represents and warrants to the Company that:

        (a) such Holder is an institutional accredited investor within the meaning of Regulation D of the Securities Act and the Warrants to be acquired by it pursuant to Section 12 of the Bridge Loan Agreement are being acquired for its own account and without a view to, or for resale in connection with, any distribution thereof or any interest therein; provided that the provisions of this Section shall not prejudice such Holder s right at all times to sell or otherwise dispose of all or any part of the Warrants so acquired pursuant to a registration under the Securities Act or an exemption from such registration available under the Securities Act;

        (b) such Holder has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Warrants, such Holder is capable of bearing the economic risks of such investment and such Holder has had the opportunity to conduct its own due diligence investigation in relation to its purchase of the Warrants hereunder;

        (c) no part of the funds used by such Holder to purchase the Warrants hereunder constitutes assets of any plan (as defined in Section 4975 of the Internal Revenue Code).

              The Holders agree that prior to any proposed transfer of the Warrant or of the Warrant Shares, if such transfer is not made pursuant to an effective Registration Statement under the Securities Act, pursuant to Rule 144 or Rule 144A under the Securities Act, or an opinion of counsel, reasonably satisfactory in form and substance to the Company, that the Warrant or Warrant Shares may be sold publicly without registration under the Securities Act, the Holder will, if requested by the Company, deliver to the Company:

           (1) an investment covenant substantially similar to Section 4(a) above signed by the proposed transferee;

           (2) an agreement by such transferee to the impression of the restrictive investment legend set forth below on the Warrant or the Warrant Shares;

           (3) an agreement by such transferee that the Company may place a notation in the stock books of the Company or a "stop transfer order" with any transfer agent or registrar with respect to the Warrant Shares; and

           (4) an agreement by such transferee to be bound by the provisions of this Section 4 relating to the transfer of such Warrant or Warrant Shares.

              The Holders agree that each Warrant Certificate and any certificate representing the Warrant Shares will bear the following legend:

      "NEITHER THE ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND ANY PREDECESSOR) NOR THE ISSUANCE OF ANY SECURITIES ISSUABLE UPON EXERCISE HEREOF HAS BEEN REGISTERED UNDER
      SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER OR (ii) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS."


              Subject to the foregoing provisions, Warrant Certificates may be exchanged at the option of the Holder(s) thereof, when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of the like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be, upon issuance of the new Warrant Certificate(s), cancelled and disposed of by the Company.

              On delivery of the Warrants by the Escrow Agent to the Warrant Holder or Holders pursuant to the Escrow Agreement, each Warrant Holder will have registration rights with respect to the Warrant Shares as set forth in
  Section 14 hereof.

              SECTION 5. Warrants; Exercise of Warrants. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised commencing at the opening of business on the date the Escrow Agent delivers Warrants to such Holder in compliance with the terms of the Escrow Agreement and the Bridge Loan Agreement and until 5:00 p.m., Chicago time, on September 30, 2009 to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., Chicago time, on September 30, 2009 shall become void and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

              A Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 15 hereof) of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and upon payment to the Company of the exercise price
  (the "Exercise Price") which is set forth in the forms of Warrant Certificates attached hereto as Exhibit A-1 and Exhibit A-2, as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check to the order of the Company. In lieu of exercising a Warrant by paying in full the Exercise Price plus transfer taxes (if applicable pursuant to Section 6), if any, the Holder may, from time to time, convert such Warrant, in whole or in part, into a number of shares of Common Stock determined by dividing (a) the aggregate current market price of the number of shares represented by the Warrants converted, minus the aggregate Exercise Price for such shares, minus transfer taxes, if any, by (b) the current market price of one Share. The current market price shall be determined pursuant to Section 10(f).

              Subject to the provisions of Section 6 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 12; provided, however, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection (l) of Section 10 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two Business Days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 12. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

              The Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part (provided that Warrants shall be exercisable in multiples of 100 Warrant Shares unless all of the Warrant Shares evidenced by a particular Warrant Certificate are being exercised) and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section and of Section 2 hereof.

              All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.

              SECTION 6. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

              SECTION 7. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of

  Warrants, but only upon surrender of the mutilated certificate or upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate as applicable and indemnity, if requested, also reasonably satisfactory to it.

              SECTION 8. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

              The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all time to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to
  Section 15 hereof.

              Before taking any action which would cause an adjustment pursuant to Section 10 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

              The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue and payment therefor, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

              SECTION 9. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

              SECTION 10. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of the Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section. For purposes of this Section 10, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to percentage or per share amount.

     (a)   Adjustment for Change in Capital Stock.

                 If the Company:

           (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

           (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

           (3) combines its outstanding shares of Common Stock into a smaller number of shares;

           (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or preferred stock; or

           (5) issues by reclassification of its Common Stock any shares of its capital stock;

  then the Exercise Price and the number and kind of shares of capital stock of the Company issuable upon the exercise of a Warrant as in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he or she would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

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


              The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

              If after an adjustment a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 10.

              Such adjustment shall be made successively whenever any event listed above shall occur.

        (b)   Adjustment for Rights Issue.

              If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock at a price per share less then the current market price per share on that record date, the Exercise Price shall be adjusted in accordance with the formula:

                             O + N x P
                                 _____
              E'    =    E x       M
                             _________
                              O + N

  where:

        E'    =     the adjusted Exercise Price.

        E     =     the current Exercise Price.

        O     =     the number of shares of Common Stock outstanding on the
                    record date.

        N     =     the number of additional shares of Common Stock offered
                    pursuant to such rights issuance.

        P     =     the offering price per share of the additional shares.

        M     =     the current market price per share of Common Stock on the
                    record date.

              The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

        (c)   Adjustment for Other Distributions.

              If the Company distributes to all holders of its Common Stock any of its assets (including but not limited to cash, but excluding ordinary dividends), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the formula:

              E'    =    E x   M - F
                               _____
                               M

  where:

        E'    =     the adjusted Exercise Price.

        E     =     the current Exercise Price.

        M     =     the current market price per share of Common Stock on the
                    record date mentioned below.

        F     =     the fair market value on the record date of the assets,
                    securities, rights or warrants applicable to one share of Common Stock. The board of directors of the Company
                    (the "Board of Directors") shall determine the fair market value in good faith.

              The adjustment shall be made successively whenever any such distribution is made and shall become effectively immediately after the record date for the determination of stockholders entitled to receive the distribution.

              This subsection does not apply to rights, options or warrants referred to in subsection (b) of this Section 10.

        (d)   Adjustment for Common Stock Issue.

              If the Company issues Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

              E'    =    E x  O  +  P
                                   ___
                                    M
                              ________
                                  A

  where:

        E'    =     the adjusted Exercise Price.

        E     =     the then current Exercise Price.

        O     =     the number of shares outstanding immediately prior to the
                    issuance of such additional shares.

        P     =     the aggregate consideration received for the issuance of
                    such additional shares.

        M     =     the current market price per share on the date of
                    issuance of such additional shares.

        A     =     the number of shares outstanding immediately after the
                    issuance of such additional shares.

              The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

          This subsection (d) does not apply to:

          (1) any of the transactions described in subsections (a), (b) and (c) of this Section 10,

          (2) the exercise of Warrants, or upon the issuance of any Common Stock which is issued pursuant to the exercise of any options, warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities described in subsection (e) of this Section 10, if an adjustment to the Exercise Price shall previously have been made hereunder upon the issuance of such options, warrants or other rights or upon the issuance of such convertible securities.

          (3) Common Stock issued to the Company's employees, consultants or advisors under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this subsection (d) (but only to the extent that the aggregate number of shares excluded hereby and issued after the date of this Warrant Agreement shall not exceed 5% of the Common Stock outstanding on a fully diluted basis at the time of the adoption of any such plan, exclusive of anti-dilution adjustments thereunder and exclusive of the Warrants and Warrant Shares contemplated hereunder),

          (4) Common Stock issued to shareholders of any person which merges into the Company in proportion to their stock holdings of such person immediately prior to such merger, upon such merger, provided the Board of Directors determines such merger is on fair and reasonable terms to the Company,

          (5) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting,

          (6) Common Stock issued upon the exercise of rights or warrants issued to holders of Common Stock to the extent an adjustment was made under subsection (b) of this Section 10, and

          (7) Common Stock issued to Persons who are not Affiliates of the Company in a bona fide private placement through a placement agent that is a member firm of the NASD (except to the extent that any discount from the current market price attributable to restrictions on trans-ferability of the Common Stock, as determined in good faith by the Board of Directors, shall exceed 15%).

    (e)   Adjustment for Convertible Securities Issue.

              If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (b) and (c) and the exceptions to subsection (d) of this Section 10) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with this formula:

                    E' = E x  O + P
                                  _
                                  M
                              _____
                              O + D

  where:

        E'    =     the adjusted Exercise Price.

        E     =     the then current Exercise Price.

        O     =     the number of shares outstanding immediately prior to the
                    issuance of such securities.

        P     =     the aggregate consideration received for the issuance of
                    such securities.

        M     =     the current market price per share on the date of
                    issuance of such securities.

        D     =     the maximum number of shares deliverable upon conversion
                    or in exchange for such securities at the initial conversion or exchange rate.

              The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

              If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

           This subsection (e) does not apply to:

           (1) convertible securities issued to shareholders of any person which merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger, provided the Board of Directors determines such merger is on fair and reasonable terms to the Company,

           (2) convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting, or

           (3) convertible securities issued to Persons who are not Affiliates of the Company in a bona fide private placement through a placement agent that is a member firm of the NASD (except to the extent that any discount from the current market price attributable to restrictions on transferability of Common Stock issuable upon conversion, as determined in good faith by the Board of Directors, shall exceed 15%).

     (f)   Current Market Price.

              In subsections (b), (c), (d) and (e) of this Section 10 the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. The "Quoted
  Price" of the Common Stock is the last reported sales price of the Common Stock as reported by the American Stock Exchange ("AMEX"). If the Common Stock is no longer isted on AMEX, then the Quoted Price shall be the last reported sales price as reported by any other national securities exchange on which the Common Stock is then listed, or the last reported bid quotation of the Common Stock if it is then quoted on a national quotation system. If the Common Stock is neither so listed nor quoted, then the Board of Directors of the Company shall determine the current market price of the Common Stock on the basis of such quotations, appraisals and/or evaluations as it in reasonable good faith considers appropriate; provided that if Holders of a majority in interest of the outstanding Warrants objects in writing to such determination within 20 Business Days after receiving notice of any adjustment based in part on such determination, the current market price shall be determined by a nationally recognized investment banking firm jointly selected within 20 Business Days of such objection by the Company and such Holders (acting by a majority vote) or, if no such joint selection can be agreed upon, by an investment banking firm, selected by the American Arbitration Association (at the Company's expense if the investment banker's determination is less than the Company's determination, and at the expense of the objecting Holders in proportion to their interests if the investment banker's determination is equal to or greater than the Company's determination).

     (g)   Consideration Received.

              For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 10, the following shall apply:

           (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

           (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board Resolution, subject to the rights of a majority in interest of the outstanding Warrants to object as provided in clause
     (f) above, in which case fair market value shall be determined pursuant to the procedure specified therein;

           (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

     (h)   When De Minimis Adjustment May Be Deferred.

              No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

              All calculations under this Section 10 shall be made to the nearest one cent (or, for purposes of subsection (o) of this Section 10, 1/1000th of a cent) or to the nearest 1/100th of a share, as the case may be.

     (i)   When No Adjustment Required.

              No adjustment need be made for a transaction referred to in subsections (a), (b), (c), (d) or (e) of this Section 10 if Holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

              No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

              No adjustment need be made for a change in the par value or no par value of the Common Stock.

              To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     (j)   Notice of Adjustment.

              Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 13 hereof.

     (k)   Voluntary Reduction.

              The Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period; provided, however, that in no event may the Exercise Price be less than the par value of a share of Common Stock.

              Whenever the Exercise Price is reduced, the Company shall mail to Warrant Holders a notice of the reduction. The notice shall state the reduced Exercise Price and the period it will be in effect.

              A reduction of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b),
  (c), (d) and (e) of this Section 10.

        (l)   Reorganization of the Company.

              If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any Person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the Holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the Person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to Holders a notice describing the supplemental Warrant Agreement.

              If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

              If this subsection (1) applies, subsections (a), (b), (c),
  (d) and (e) of this Section 10 do not apply.

        (m)   When Issuance or Payment May Be Deferred.

              In any case in which this Section 10 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 12; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

        (n)   Adjustment in Number of Shares.

              Upon each adjustment of the Exercise Price pursuant to this
  Section 10, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

                    N' = N x E
                             _
                             E'

  where:

     N'    =     the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

     N     =     the number of Warrant Shares previously issuable upon
                 exercise of a Warrant by payment of the Exercise Price prior to adjustment.

     E'    =     the adjusted Exercise Price.

     E    =      the Exercise Price prior to adjustment.

        (o)   Form of Warrants.

              Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

        (p)   Regulation Y Limitations.

              If the holder of any Warrant is a Regulation Y Holder and is prevented by the BHC Act from receiving any payment, dividend, distribution or other consideration that the Company is required or permitted to make under any provision hereof (including, without limitation, receiving Warrant Shares pursuant to the proviso in the third paragraph of Section 5 hereof) then, notwithstanding anything to the contrary contained or implied herein, the Company shall (unless the applicable provision hereof provides an alternative to such payment, dividend, distribution or other consideration at the Company's option and the Company elects such alternative) structure the affected transaction so that such Regulation Y Holder receives substantially equivalent consideration that is not prohibited by the BHC Act.

              As used in this clause (p),

              "BHC Act" means the Bank Holding Company Act of 1956, as amended, or any similar or successor law, and the rules and regulations promulgated thereunder (including, without limitation, Regulation Y thereunder), all as the same may be in effect from time to time.

              "Regulation Y Holder" means any holder of a Warrant that is a "bank holding company" (within the meaning of the BHC Act) or a subsidiary or affiliate thereof subject to the BHC Act.

              SECTION 11. No Dilution or Impairment. (a) If any event shall occur as to which the provisions of Section 10 are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such Section, then, in each such case, the Company shall appoint an investment banking firm of recognized national standing that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Company or any of its Subsidiaries, who has not been, and, at the time it is called upon to give independent the opinion described below, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Company or any of its Subsidiaries, which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 10, necessary to preserve, without dilution, the purchase rights, represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holders and shall make the adjustments described therein.

        (b) The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in reasonable good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders against dilution or other impairment. Without limiting the generality of the foregoing, the Company
  (1) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants from time to time outstanding and (2) will not take any action which results in any adjustment of the Exercise Price if the total number of Warrant
  Shares issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purposes of issue upon such exercise. A consolidation, merger, reorganization or transfer of assets involving the Company covered by Section 10(1) shall not be prohibited by or require any adjustment under this Section 11.

              SECTION 12. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants.
  If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 12, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Exercise Price on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

              SECTION 13. Notices to Warrant Holders. Upon any adjustment of the Exercise Price pursuant to Section 10, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares
  (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered Holders at his or her address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13.

              In case:

        (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

        (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (a) of Section 10 hereof); or

        (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

        (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

        (e) the Company proposes to take any action (other than actions of the character described in Section 10(a)) which would require an adjustment of the Exercise Price or that would require a supplemental Warrant Agreement pursuant to Section 10;

  then the Company shall cause to be given to each of the registered Holders at his or her address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

              Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

              SECTION 14.  Registration Rights.

     (a)   Intentionally omitted.

     (b)   Demand Registration.

           (1) Request for Registration. If Warrants are delivered out of escrow pursuant to the Bridge Loan Agreement and the Escrow Agreement, the Holder or Holders of not less than 25% of the outstanding Registerable Securities may make up to 4 written requests for registration under the Securities Act ("Demand Registration") of all or part of its or their Registerable Securities. Notwithstanding the foregoing, no Demand Registration shall be required to be effected with respect to any Registerable Securities that are then eligible for resale pursuant to Rule 144(k) under the Securities Act. Such request will specify the aggregate amount and type of Registerable Securities proposed to be sold and will also specify the intended method of disposition thereof. Within 10 days after receipt of such request, the Company will give written notice of such registration request to all other Holders of Registerable Securities and include in such registration all Registerable Securities with respect to which the Company has received written requests for inclusion therein from the Holders thereof within 15 business days after receipt by the applicable Holder of the Company's notice. Each such request will also specify the aggregate amount and type of Registerable Securities to be registered and the intended method of disposition thereof. Unless the Holder or Holders of a majority of the Registerable Securities to be registered in such Demand Registration shall consent in writing, no other party, including the Company (but excluding another Holder of a Registerable

     Security), shall be permitted to offer securities under any such Demand Registration.

           (2) Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless the majority of the Holders demanding such registration withdraw the Registerable Securities, in which case such demand will count as a Demand Registration unless the Holders of such Registerable Securities agree to pay all Registration Expenses (as hereinafter defined)).
     Except as provided above, the Company will pay all Registration Expenses in connection with any registration initiated as a Demand Registration, whether or not it becomes effective.

           (3) Priority on Demand Registrations. If the Holders of a majority of the Registerable Securities to be registered in a Demand Registration so elect the offering of such Registerable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, if the managing Underwriter or Underwriters of such offering advise the Company and the Holders in writing that in their opinion the aggregate amount of Registerable Securities requested to be included in such offering is sufficiently large to materially and adversely affect the success of such offering, the Company will include in such registration the aggregate amount of Registerable Securities which in the opinion of such managing Underwriter or Underwriters can be sold without any such material adverse effect, and such amount shall be allocated pro rata among the Holders of such issue of Registerable Securities on the basis of the amount of Registerable Securities requested to be included in such registration by each such Holder.

           (4) Selection of Underwriters. If any Demand Registration is in the form of an underwritten offering, the Holders of a majority of the aggregate amount of the Registerable Securities making such demand shall designate, with the approval of the Company, such approval not to be unreasonably withheld, the Underwriter or a group of Underwriters to be utilized in connection with a public offering of the applicable issue of Registerable Securities.

     (c)   Piggy-Back Registration.

           (1) If the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its security holders (provided that, in the case of a registration on demand of such security holders, the holders of a majority in aggregate principal amount or number of shares of any such debt securities or equity securities, as the case may be, consent in writing) of any class of equity security (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Securities and Exchange Commission) or a registration statement in connection with an exchange offer or offering to the Company's existing security holders or the issuance of the Exchange Notes pursuant to Section 3.2(e) of the Bridge Loan Agreement), then the Company shall give written notice of such proposed filing to the Holders of Registerable Securities as soon as practicable (but in no event less than ten days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such amount of Registerable Securities as each such Holder may request (a "Piggy-Back Registration") .



           (2) The Company shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registerable Securities requested to be included in the registration statement for such offering to be included on the same terms and conditions as any similar securities of the Company or of such other security holders included therein. Notwithstanding the foregoing, if the managing Underwriter or Underwriters of such offering shall have informed the Company in writing that in the opinion of such Underwriter or Underwriters the success of the offering would be materially and adversely affected by inclusion of the Registerable Securities requested to be included because of (i) the kind or combination of securities which the Holders, the Company and any other persons or entities intend to include in such offering or (ii) the size of the offering which the Holders, the Company and such other persons intend to make, then (a) in the event that the size of the offering is the basis of such managing Underwriter's opinion, the amount of securities to be offered for the accounts of Holders and such other persons (other than the Company) shall be reduced pro rata (based upon the Registerable Securities and other securities owned by each) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter or Underwriters; and (b) in the event that the kind (or combination) of securities to be offered is the basis of such managing Underwriter's opinion, (x) the Registerable Securities to be included in such offering shall be reduced as described in clause (a) above or, (y) if the actions described in clause (x) would, in the judgment of the managing Underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Registerable Securities and the securities held by such other persons requested to be included would have on such offering, such Registerable Securities and other securities will be excluded from such offering to the extent requested by the managing Underwriter.

                 The Company will pay all Registration Expenses (as hereinafter defined) in connection with each registration of Registerable Securities.

     (d)   Registration Procedures.

              If and whenever the Company is required to use its best efforts to effect the registration of any Registerable Securities under the Securities Act, the Company will promptly:

           (1) prepare and file with the Securities and Exchange Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective;

           (2) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of, but in no event (in the case of Demand Registration rights) for a period of more than six months after such registration statement becomes effective;

           (3) furnish to counsel (if any) elected by Holders of a majority (by number of shares) of the Registerable Securities covered by such registration statement copies of all documents proposed to be filed with the Securities and Exchange Commission in connection with such registration, which documents will be subject to the review of such counsel;

           (4) furnish to each seller of such securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits, except that the Company shall not be obligated to furnish any seller of securities with more than two copies of such exhibits), such number of copies of the prospectus included in such registration statement (including such preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

           (5) use its best efforts to register or qualify such securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to consent to general service of process in any such jurisdiction;

           (6) furnish to each seller a signed counterpart, addressed to the sellers of

                 (i) an opinion of counsel for the Company, dated the effective date of the registration statement; and

                 (ii)subject to the accountants obtaining the necessary representations as specified in Statement on Auditing Standards No. 72, a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to changes subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of the securities;

           (7) notify each seller of any securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, (i) of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or (ii) if the Company is in possession of material information that it deems advisable not to disclose in a registration statement, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided, however, that upon the occurrence of any event contemplated by clause (ii) above, the Company shall not be required to prepare and furnish such supplement or amendment until the earlier of (x) the date such occurrence ceases or (y) 90 days after notice was first given under clause (ii), provided, further, that the Company may not delay preparation and furnishing of such supplement or amendment pursuant to the preceding proviso on more than two occasions;

           (8) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

           (9) use its best efforts to list such securities on AMEX or any securities exchange on which the Common Stock is then listed, if such securities are not already so listed and if such listing is then permitted under the rules of such market exchange, and to provide a transfer agent and registrar for such Registerable Securities not later than the effective date of such registration statement.

  The Company may require each seller of any securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not misleading.

              By acquisition of Registerable Securities, each Holder of such Registerable Securities shall be deemed to have agreed that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 14(d)(7) hereof, such Holder will promptly discontinue such Holder's disposition of Registerable Securities pursuant to the registration statement covering such Registerable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 14(d)(7) hereof. If so directed by the Company, each Holder of Registerable Securities will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registerable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 14(d)(2) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and excluding the date when each seller of any Registerable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 14(d)(7) hereof.

        (e)   Indemnification.

           (1)  Indemnification by the Company.

              The Company agrees to indemnify and hold harmless each Holder of Registerable Securities, its officers, directors, employees and agents and each Person who controls such Holder within the meaning of either
  Section 15 of the Securities Act or Section 20(a) of the Exchange Act
  (each such person being sometimes hereinafter referred to as an "Indemnified Holder") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information relating to such Indemnified Holder and furnished in writing to the Company by such Indemnified Holder expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder who failed to deliver a final prospectus
  (as then amended or supplemented, provided by the Company to such Holder in the requisite quantity and on a timely basis to permit proper delivery on or prior to the relevant transfer of Registerable Securities) to the Person asserting any losses, claims, damages and liabilities and judgements caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the final prospectus. This indemnity will be in addition to any liability which the Company may otherwise have.

              If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel satisfactory to such Indemnified Holder and the payment of all expenses. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder unless (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding and has failed to employ counsel satisfactory to such Indemnified Holder in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and the Company, and there are one or more legal defenses available to such Indemnified Holder which are different from or additional to those available to the Company (in which case, if such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified Holders, which firm shall be designated in writing by such Indemnified Holder).
  The Company shall not be liable for any settlement of any action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

           (2)  Indemnification by Holder of Registerable Securities.

              Each Holder of Registerable Securities severally on behalf of itself only agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information relating to such Holder furnished in writing by such Holder expressly for use in any registration statement or prospectus, or any amendment or supplement thereto, or any preliminary prospectus; provided, however, that such selling Holder shall not be liable in any such case to the extent that any alleged losses or damages result from the failure of the Company to promptly amend or take action to correct or supplement any such registration statement or prospectus on the basis of corrected or supplemental information provided in writing by such selling Holder to the Company expressly for such purpose. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling Person, in respect of which indemnity may be sought against a Holder of Registerable Securities, such Holder shall have the rights and duties given to the Company and the Company or its directors or officers or such controlling Person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall the liability of any Holder of Registerable Securities hereunder be greater in amount than the dollar amount of the gross proceeds received by such Holder upon the sale of the Registerable Securities giving rise to such indemnification obligation.

           (3)  Contribution.

              If the indemnification provided for in this Section 14(e) is unavailable to an indemnified party under Section 14(e)(1) or
  Section 14(e)(2) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other hand from their sale of Registerable Securities or if such allocation is not permitted by applicable law, the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable contributions. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 14(e)(1), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

              The Company and each Holder of Registerable Securities agree that it would not be just and equitable if contribution pursuant to this
  Section 14(e)(3) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 14(e)(3), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registerable Securities sold by such Indemnified Holder or its affiliated Indemnified Holders and distributed to the public were offered to the public exceeds the amount of any damages which such Indemnified Holder, or its affiliated Indemnified Holder, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           (f)  Certain Definitions.

         (1)  The term "Holder" shall mean the holder of any Registerable
     Security.

         (2) The term "Registerable Securities" shall mean, collectively, the Warrants, the Warrant Shares and any securities issued or issuable upon exercise of the Warrants. As to any particular Registerable Securities, once issued, such securities shall cease to be Registerable Securities when (A) a registration statement (including a shelf registration) with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposedof in accordance with such registration statement,
     (B) they are eligible for distribution to the public pursuant to the holding period requirement of Rule 144(k) (or any successor provisions) under the Securities Act, (C) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered to the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (D) they shall have ceased to be outstanding.

         (3) The term "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with Section 14 hereof, including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, fees and other expenses associated with filings with the NASD (including, if required, the fees and expenses of any "qualified independent underwriter" and its counsel), all printing expenses, the fees and disbursements of counsel for the Company and its independent public accountants, the fees and disbursements of one counsel retained by the majority of Holders of Registerable Securities, the expenses of any special audits made by such accountants required by or incident to such performance and compliance, but not including (a) fees and disbursements of more than one counsel retained by the Holders of Registerable Securities, or (b) such Holders' proportionate share of underwriting discounts and commissions.

         (4) The term "Underwriter" means a securities dealer that purchases any Registerable Securities as principal and not as part of such dealer's market-making activities.

              SECTION 15. Notices to Company and Warrant Holder. Any notice or demand authorized by this Agreement to be given or made by the registered Holder of any Warrant Certificate or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed to the office of the Company expressly designated by the Company at its office for purposes of this Agreement (until the Warrant Holders are otherwise notified in accordance with this Section by the Company), as follows:

                           Bio-Rad Laboratories, Inc.
                           Corporate Offices
                           1000 Alfred Nobel Drive
                           Hercules, CA  94547
                           Attention: General Counsel

              Any notice pursuant to this Agreement to be given by the Company to the registered Holder(s) of any Warrant Certificate shall be sufficiently given when and if deposited in the mail, first class or registered, postage prepaid, addressed (until the Company is otherwise notified in accordance with this Section by such Holder) to such Holder at the address appearing on the Warrant register of the Company.

              SECTION 16. Warrant Agent. (a) The Lenders and the Company hereby agree that the Company shall serve as warrant agent under this agreement (the "Warrant Agent"). Upon 30 days' notice to Holders of Warrants, the Company and the Lenders may appoint a new Warrant Agent. Such new Warrant Agent shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000.
  The combined capital and surplus of any such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Warrant Agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the Company.

           (b) Any corporation into which the Company or any new Warrant Agent may be merged or any corporation resulting from any consolidation to which the Company or any new Warrant Agent shall be a party or any corporation to which the Company transfers substantially all of its corporate trust or shareholders series business shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation (i) would be eligible for appointment as successor to the Warrant Agent under the provisions of this Section 16 or (ii) is a wholly owned subsidiary of the Warrant Agent. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to each Holder at such Holder's last address as shown on the register maintained by the Warrant Agent pursuant to this Agreement.

              SECTION 17. Supplements and Amendments. No amendment, modification, termination or waiver of any term or provision of this Agreement or of the Warrant Certificates to any departure by the Company therefrom, shall in any event be effective without the prior written concurrence of the Company, BOCM, the Agent and the Holders of a majority in interest of the Warrants.

              SECTION 18. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

              SECTION 19. Termination. This Agreement shall terminate at 5:00 p.m., Chicago City time on September 30, 2009.

              SECTION 20. Governing Law. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF ILLINOIS AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

              SECTION 21. Benefits of This Agreement. Except as specifically set forth in this Agreement, nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement.

              SECTION 22. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                               [Signature Page Follows]

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                          BIO-RAD LABORATORIES, INC.



                                          By: /s/ Ronald W. Hutton
                                              Name:  Ronald W. Huton
                                              Title: Treasurer


                                          BANC ONE CAPITAL MARKETS, INC.,
                                          individually and as Agent


                                          By: /s/ Grant Gieringer
                                              Name:  Gran Gieringer
                                              Title: Director

                                                              EXHIBIT A-1


                    [Form of Formula Warrant Certificate]

                                   [Face]

  NEITHER THE ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND ANY PREDECESSOR) NOR THE ISSUANCE OF ANY SECURITIES ISSUABLE UPON EXERCISE HEREOF HAS BEEN REGISTERED UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE OFFERED,
  SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES
  ACT AND THE RULES AND REGULATIONS THEREUNDER OR (ii) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                   EXERCISABLE ON OR BEFORE SEPTEMBER 30, 2009



                                    A-1-1

  No. _____

                          Initial Warrant Certificate

                           BIO-RAD LABORATORIES, INC.

              This Warrant Certificate certifies that Norwest Bank Minnesota, N.A., as Escrow Agent, or registered assigns, is the registered holder (collectively, the "Holder") of Warrants evidencing the right to purchase the "Applicable Number of Shares" of Class A Common Stock, $1.00 par value, of the Company (the "Common Stock"), as determined in accordance with
  Section 12 of the Bridge Loan Agreement dated as of September 30, 1999 among Bio-Rad Laboratories, Inc. (the "Company"), Bank One Capital Markets, Inc. ("BOCM"), as Agent (the "Agent"), and the lenders party thereto (the "Lenders") and which have been deposited into escrow pursuant to the terms of the Escrow Agreement, dated as of September 30, 1999, among the Company, BOCM, individually and as Agent, and Norwest Bank Minnesota, N.A., as Escrow Agent, and expiring on September 30, 2009 (the "Warrants").
  Each Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m. Chicago time on September 30, 2009, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the "Applicable Exercise Price" payable in lawful money of the United States of America upon surrender of this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, and payment of the Exercise Price at the office of the Company designated for such purpose, subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. In lieu of exercising this Warrant by paying in full the Exercise Price plus transfer taxes
  (if applicable pursuant to Section 6 of the Warrant Agreement), if any, the Warrant holder may, from time to time, convert this Warrant, in whole or in part, into a number of shares of Common Stock determined by dividing
  (a) the aggregate current market price of the number of Shares represented by the Warrants converted, minus the aggregate Exercise Price for such shares, plus transfer taxes, if any, by (b) the current market price of one Share. The current market price shall be determined pursuant to
  Section 10(f) of the Warrant Agreement.

              "Applicable Exercise Price" means the price equal to 10% over the last quoted sales price of the Common Stock on AMEX on the Closing Date.

              "Applicable Number of Shares" means shares representing 10% of the fully-diluted capital stock of the Company.

                                    A-1-2

              The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

              No Warrant may be exercised after 5:00 p.m., Chicago time on September 30, 2009 and to the extent not exercised by such time such Warrants shall become void.

              Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

              This Warrant Certificate shall not be valid unless countersigned by the Company, as such term is used in the Warrant Agreement.

                       [Signature Page Follows]

                                    A-1-3

              IN WITNESS WHEREOF, Bio-Rad Laboratories, Inc. has caused this Warrant Certificate to be signed by its President and by its Secretary.

  Dated as of September 30, 1999.


                                              BIO-RAD LABORATORIES, INC.


                                             By:
                                                         President


                                             By:
                                                         Secretary







                                A-1-4

                          [Form of Warrant Certificate]

                                    [Reverse]


              The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on September 30, 2009, entitling the holder on exercise to receive shares of Class A Common Stock, $1.00 par value, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of September 30, 1999 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. Capitalized terms used herein shall have the meanings ascribed in such Warrant Agreement. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

              Warrants may be exercised at any time on or before September 30, 2009. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

              The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

              The holders of the Warrants are entitled to certain registration rights with respect to the Warrants and the Common Stock purchasable upon exercise thereof. Said registration rights are set forth in Section 14 of the Warrant Agreement.

                                 A-1-5

              Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by its legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

              Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

              The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.



                                   A-1-6

                              [Form of Election to Purchase]

                         (To Be Executed Upon Exercise Of Warrant)


              The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith (check item):

              (i) tenders payment for such shares to the order of _________________ in the amount of $_________ in accordance with the terms hereof; or

              (ii) converts this Warrant, in whole or in part, into a number of shares of Common Stock determined by dividing (a) the aggregate Current Market Price of the number of shares represented by this Warrant, minus the aggregate Exercise Price for such shares, plus transfer taxes, if any, by (b) the Current Market Price of one Share.

              The undersigned requests that a certificate for such shares be registered in the name of ______________, whose address is __________________ and that such shares be delivered to _________________ whose address is _____________________________.



                                 A-1-7

              If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _____________, whose address is _______________, and that such Warrant Certificate to be delivered to ___________________, whose address is _______________________.

                                            Signature:


                                            _______________________________


  Date:____________________



                                            Signature Guaranteed:


                                            _______________________________







                                  A-1-8

                                                                EXHIBIT A-2


                      [Form of Release Warrant Certificate]

                                     [Face]

  NEITHER THE ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND ANY PREDECESSOR) NOR THE ISSUANCE OF ANY SECURITIES ISSUABLE UPON EXERCISE HEREOF HAS BEEN REGISTERED UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER OR (ii) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                    EXERCISABLE ON OR BEFORE SEPTEMBER 30, 2009



                                     A-2-1

  No. _____

                            Release Warrant Certificate

                             BIO-RAD LABORATORIES, INC.


              This Warrant Certificate certifies that ______________________, or registered assigns, is the registered holder (collectively, the "Holder") of the number of Warrants determined in accordance with
  Section 12 of the Bridge Loan Agreement dated as of September 30, 1999 among Bio-Rad Laboratories, Inc. (the "Company"), Bank One Capital Markets, Inc. ("BOCM"), First Chicago Capital Corporation, as agent (the
  "Agent"), and the lenders party thereto (the "Lenders") and which have been deposited into escrow pursuant to the terms of the Escrow Agreement, dated as of September 30, 1999, among the Company, BOCM, the Agent, and Norwest Bank Minnesota, N.A., as Escrow Agent, and expiring on
  September 30, 2009 (the "Warrants") to purchase Class A Common Stock,
  $1.00 par value (the "Common Stock"), of the Company. Each Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m. Chicago time on September 30, 2009, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the "Applicable Exercise Price" payable in lawful money of the United States of America upon surrender of this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, and payment of the Exercise Price at the office of the Company designated for such purpose, subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. In lieu of exercising this Warrant by paying in full the Exercise Price plus transfer taxes (if applicable pursuant to Section 6 of the Warrant Agreement), if any, the Warrant holder may, from time to time, convert this Warrant, in whole or in part, into a number of shares of Common Stock determined by dividing
  (a) the aggregate Current Market Price of the number of Shares represented by the Warrants converted, minus the aggregate Exercise Price for such shares, plus transfer taxes, if any, by (b) the Current Market Price of one Share. The Current Market Price shall be determined pursuant to
  Section 10(f) of the Warrant Agreement.

              The "Applicable Exercise Price" is the price equal to 10% over the last quoted sales price of the Common Stock on AMEX on the Closing Date.

                                  A-2-2

              The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

              No Warrant may be exercised after 5:00 p.m., Chicago time on September 30, 2009 and to the extent not exercised by such time such Warrants shall become void.

              Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

              This Warrant Certificate shall not be valid unless countersigned by the Company, as such term is used in the Warrant Agreement.


                             [Signature Page Follows]


                                        A-2-3

              IN WITNESS WHEREOF, Bio-Rad Laboratories, Inc. has caused this Warrant Certificate to be signed by its President and by its Secretary.

  Dated as of __________________, ____.


                                               BIO-RAD LABORATORIES, INC.


                                                   By:
                                                            President


                                                   By:
                                                            Secretary







                                    A-2-4

                          [Form of Warrant Certificate]

                                   [Reverse]


              The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on September 30, 2009, entitling the holder on exercise to receive shares of Class A Common
  Stock, $1.00 par value, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of September 30, 1999 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. Capitalized terms used herein shall have the meanings ascribed in such Warrant Agreement. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

              Warrants may be exercised at any time on or before September 30, 2009. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

              The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

              The holders of the Warrants are entitled to certain registration rights with respect to the Warrants and the Common Stock purchasable upon exercise thereof. Said registration rights are set forth in Section 14 of the Warrant Agreement.

                                 A-2-5

              Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by its legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

              Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

              The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.


                                   A-2-6

                       [Form of Election to Purchase]

                  (To Be Executed Upon Exercise Of Warrant)


              The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith (check item):

              (i) tenders payment for such shares to the order of _________________ in the amount of $_________ in accordance with the terms hereof; or

              (ii) converts this Warrant, in whole or in part, into a number of shares of Common Stock determined by dividing (a) the aggregate Current Market Price of the number of shares represented by this Warrant, minus the aggregate Exercise Price for such shares, plus transfer taxes, if any, by (b) the Current Market Price of one Share.

              The undersigned requests that a certificate for such shares be registered in the name of ______________, whose address is _____________________ and that such shares be delivered to ______________
  whose address is _____________________________.



                                 A-2-7

              If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _____________, whose address is _______________, and that such Warrant Certificate to be delivered to ___________________, whose address is _______________________.

                                                Signature:


                                                _______________________________


  Date:____________________


                                                Signature Guaranteed:


                                                _______________________________




                                 A-2-8

                                                                   EXHIBIT B


                            Assignment Form


  To assign a Warrant Certificate, fill in the form below and the Annex hereto: (I) or (we) assign and transfer this Warrant Certificate to

  (Insert each proposed transferee's soc. sec. or tax I.D. no. and number of Warrants proposed to be transferred to each such transferee)

  _______________________________________________________________________

  _______________________________________________________________________

  _______________________________________________________________________

   (Print or type each proposed transferee's name, address and zip code)

  _______________________________________________________________________

  _______________________________________________________________________

  _______________________________________________________________________
  and irrevocably direct any authorized officer of the Company to transfer such Warrant Certificate(s) on the books of the Company.

  ________________________________________________________________________

  Date: _______________________
  _____________________________
  _____________________________
  _____________________________

                                   Your Signature:___________________


  Signature Guaranty.__________________

                                  ANNEX TO
                              ASSIGNMENT FORM

  CERTIFICATE TO BE DELIVERED UPON TRANSFER OF WARRANT CERTIFICATES

  Re:  Warrants issued by Bio-Rad Laboratories, Inc.

              This Certificate relates to Warrant Certificate number(s) __________ held by _______________ (the "Transferor").

              The Transferor has requested the Company, by written order, to register the transfer of such Warrant Certificate(s).

              In connection with such request and in respect of each such Warrant Certificate, the Transferor does hereby certify that the transfer of such Warrant Certificate(s) does not require registration under the Securities Act (as defined below) because:1

              Such Warrants are being acquired for the Transferor's own account, without transfer.

              Such Warrants are being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act.

              Such Warrants are being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act.

              Such Warrants are being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, Rule 144 or Rule 904 under the Securities Act. If requested by the Company, an Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.



                                    (INSERT NAME OF TRANSFEROR)


                                    By:__________________________


  Date: ____________________







  1     Check applicable box.